Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Relative Performance Securities linked to the performance of the iShares® MSCI Emerging Markets Index Fund and the NYSE US 5 Year Treasury Futures Index due March 21, 2016	$2,177,500.00	$297.01

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

FINAL PRICING SUPPLEMENT Filed Pursuant to Rule 424(b)(3) Registration Statement 333-178960 Dated March 15, 2013

UBS AG $2,177,500 Relative Performance Securities

Linked to the iShares® MSCI Emerging Markets Index Fund and the NYSE US 5 Year Treasury Futures Index due March 21, 2016

Investment Description

The UBS Relative Performance Securities (the “Securities”) are unsubordinated and unsecured debt obligations issued by UBS AG (“UBS”) with returns linked to the performance of the iShares® MSCI Emerging Markets Index Fund (the “long asset”) relative to the NYSE US 5 Year Treasury Futures Index (the “short asset”, and together with the long asset, the “underlying assets”). If the performance of the long asset is equal to or greater than the performance of the short asset over the term of the Securities, as measured by the asset returns of each underlying asset from the trade date to the final valuation date, UBS will repay the principal amount of the Securities at maturity plus pay a return equal to the outperformance of the long asset relative to the short asset (the “relative return”) multiplied by the participation rate of 103%. If the short asset outperforms the long asset over the term of the Securities, you will be fully exposed to the outperformance of the short asset relative to the long asset, and UBS will repay less than the full principal amount of the Securities, if anything, resulting in a loss of principal that is proportionate to the negative relative return. Investing in the Securities involves significant risks. UBS will not pay any interest on the Securities. You may lose some or all of the principal amount of the Securities. Any payment on the Securities is subject to the creditworthiness of UBS and is not, either directly or indirectly, an obligation of any affiliate of UBS or any third party. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Participation in Outperformance of Long Asset Relative to Short Asset: If the long asset return is equal to or greater than the short asset return, the positive relative return will be enhanced by the participation rate of 103%. If the long asset return is less than the short asset return, you will be fully exposed to the negative relative return and will lose some or all of your initial investment.

❑

Full Exposure to Negative Relative Returns: If the long asset return is less than the short asset return, you will be fully exposed to the underperformance of the long asset relative to the short asset over the term of the Securities and you will lose some or all of your investment at maturity in an amount proportionate to the negative relative return.

❑

Potential for Gain or Loss in Rising and Falling Markets: Investors may receive a positive return if both underlying assets rise or if both underlying assets fall, so long as the long asset outperforms the short asset. If the short asset outperforms the long asset, however, you will lose some or all of your investment, which may be the case even if one or both underlying assets appreciate over the term of the Securities.

Key Dates

Trade Date:	March 15, 2013
Settlement Date:	March 20, 2013
Final Valuation Date:[1]	March 15, 2016
Maturity Date:[1]	March 21, 2016

1	Subject to postponement in the event of a market disruption event as described in the accompanying product supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. UBS IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES WILL HAVE MARKET RISKS SIMILAR TO THE UNDERLYING ASSETS, WHICH CAN RESULT IN THE LOSS OF SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 11 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-15 OF THE RELATIVE PERFORMANCE SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IN THE SECURITIES.

Security Offering

These terms relate to the Relative Performance Securities linked to the iShares® MSCI Emerging Markets Index Fund and the NYSE US 5 Year Treasury Futures Index. The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10.00 per Security, and integral multiples of $10.00 in excess thereof.

Offering	Long Asset Bloomberg Symbol	Long Asset Initial Level	Short Asset Bloomberg Symbol	Short Asset Initial Level	Participation Rate	CUSIP	ISIN
Securities linked to the iShares® MSCI Emerging Markets Index Fund and the NYSE US 5 Year Treasury Futures Index	EEM	$42.76	USTFIV	163.68	103%	90271B587	US90271B5874

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms specified in the Relative Performance Securities product supplement relating to the Securities, dated February 28, 2013 the accompanying prospectus and this final pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this final pricing supplement., the Relative Performance Securities product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Security	$10.00	$0.25	$9.75
Total	$2,177,500.00	$54,437.50	$2,123,062.50

UBS Financial Services Inc. Final Pricing Supplement dated March 15, 2013	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities and an index supplement for various securities we may offer, including the Securities), with the Securities and Exchange Commission, or SEC, for the offering to which this final pricing supplement relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you the prospectus and the Relative Performance Securities product supplement if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Product supplement for Relative Performance Securities dated February 28, 2013:

http://www.sec.gov/Archives/edgar/data/1114446/000119312513083391/d492784d424b2.htm

♦	Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this final pricing supplement, “Securities” refer to the Relative Performance Securities that are offered hereby, unless the context otherwise requires. Also, references to the “Relative Performance Securities product supplement” mean the UBS product supplement, dated February 28, 2013, references to the “index supplement” mean the UBS index supplement, dated January 24, 2012 and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012.

This final pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 11 and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has full exposure to any underperformance of the long asset relative to the short asset.

♦

You are seeking an investment that provides exposure to the performance of the long asset relative to the short asset rather than the outright performance of one or both of the underlying assets and believe that the long asset will outperform the short asset over the term of the Securities.

♦	You are willing to invest in the Securities based on the participation rate of 103%.

♦

You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuation in the performance of the long asset in relation to the short asset.

♦	You do not seek current income from this investment.

♦	You are willing and able to hold the Securities to maturity, a term of approximately 3 years, and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You cannot tolerate the loss of some or all of your initial investment or are not willing to make an investment that has full exposure to any underperformance of the long asset relative to the short asset.

♦

You are not seeking an investment that provides exposure to the performance of the long asset relative to the short asset rather than the outright performance of one or both of the underlying assets, or you believe that the short asset may outperform the long asset over the term of the Securities.

♦	You are unwilling to invest in the Securities based on the participation rate of 103%.

♦

You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuation in the performance of the long asset in relation to the short asset.

♦	You seek current income from this investment.

♦	You are unable or unwilling to hold the Securities to maturity, a term of approximately 3 years, or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” beginning on page 11 of this final pricing supplement and the more detailed “Risk Factors” beginning on page PS-15 of the Relative Performance Securities product supplement for risks related to an investment in the Securities.

Final Terms

Issuer	UBS AG, London Branch
Issuer Price	$10 per Security (subject to a minimum investment of 100 securities)
Term	Approximately 3 years
Underlying Assets	iShares® MSCI Emerging Markets Index Fund (the “long asset”) and the NYSE US 5 Year Treasury Futures Index (the “short asset”)
Participation Rate	103%.
Payment at Maturity (per $10 Security)

If the long asset return is equal to or greater than the short asset return, UBS will pay you for each Security that you hold a cash payment equal to your full principal amount plus pay a return equal to the product of (i) your principal amount multiplied by (ii) the relative return multiplied by (iii) the participation rate. Accordingly, the payment at maturity per $10 principal amount would be calculated as follows:

$10 + ($10 x Relative Return x Participation Rate)

If the long asset return is less than the short asset return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative relative return for a return equal to:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0.

Relative Return:	A percentage equal to the long asset return minus the short asset return, calculated as follows: Long Asset Return – Short Asset Return
Asset Return

For each underlying asset, the performance of the asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

  Final Asset Level – Initial Asset Level

Initial Asset Level

Long Asset Return	The asset return calculated in respect of the long asset.
Short Asset Return	The asset return calculated in respect of the short asset.
Initial Asset Level	$42.76 in respect of the long asset and 163.68 in respect of the short asset, which in each case is the closing level of the underlying asset on the trade date.
Final Asset Level	For each underlying asset, the closing level on the final valuation date.

Investment Timeline

Trade date	The initial asset levels of both the long asset and the short asset are determined. The participation rate is set.
¯
Maturity Date

The final asset levels and asset returns of both the long asset and the short asset are determined as of the final valuation date. The relative return is calculated.

If the long asset return is equal to or greater than the short asset return, UBS will pay you for each Security that you hold a cash payment equal to your full principal amount plus pay a return equal to the product of (i) your principal amount multiplied by (ii) the relative return multiplied by (iii) the participation rate. Accordingly, the payment at maturity per $10 principal amount would be calculated as follows:

$10 + ($10 x Relative Return x Participation Rate)

If the long asset return is less than the short asset return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative relative return for a return equal to:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0

IF THE LONG ASSET RETURN IS LESS THAN THE SHORT ASSET RETURN, THE RELATIVE RETURN WILL BE NEGATIVE, AND YOU WILL LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT AT MATURITY. THE RELATIVE RETURN WILL BE NEGATIVE IF, BETWEEN THE TRADE DATE AND THE FINAL VALUATION DATE, THE SHORT ASSET OUTPERFORMS THE LONG ASSET, WHICH WILL BE THE CASE IF: (A) BOTH UNDERLYING ASSETS APPRECIATE BUT THE SHORT ASSET APPRECIATES BY A GREATER PERCENTAGE THAN THE PERCENTAGE THAT THE LONG ASSET APPRECIATES, (B) THE LONG ASSET DEPRECIATES WHILE THE SHORT ASSET REMAINS FLAT OR APPRECIATES, (C) THE LONG ASSET REMAINS FLAT WHILE THE SHORT ASSET APPRECIATES OR (D) BOTH UNDERLYING ASSETS DEPRECIATE BUT THE LONG ASSET DEPRECIATES BY A GREATER PERCENTAGE THAN THE PERCENTAGE THAT THE SHORT ASSET DEPRECIATES.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Hypothetical Examples of the Securities at Maturity

The examples below illustrate the payment at maturity for a $10.00 principal amount Security on a hypothetical offering of the Securities, with the following assumptions:

Term:	Approximately 3 years
Long Asset Initial Level:	$42.76
Short Asset Initial Level:	163.68
Participation Rate:	103%

Numbers in the examples below may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the Securities.

Example 1: On the final valuation date, the long asset closes at $53.45, which is 25% above the initial asset level of $42.76, and the short asset closes at 147.31, which is 10% below the initial asset level of 163.68.

Step 1: Calculate the asset return for each underlying asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
iShares® MSCI Emerging Markets Index Fund (the long asset)	$42.76	$53.45	25%, which equals the long asset return
NYSE US 5 Year Treasury Futures Index (the short asset)	163.68	147.31	-10%, which equals the short asset return

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the relative return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

25% – (-10%) = 35% Relative Return

Step 3: Calculate the payment at maturity.

Because the long asset return is greater than the short asset return, UBS will repay the principal amount plus pay a return equal to the relative return multiplied by the participation rate. Accordingly, the payment at maturity of $13.61 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return × Participation Rate)

$10 + ($10 × 35% × 103%) = $13.61

Example 2: On the final valuation date, the long asset closes at $53.45, which is 25% above the initial asset level of $42.76, and the short asset closes at 204.60, which is 25% above the initial asset level of 163.68.

Step 1: Calculate the asset return for each underlying asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
iShares® MSCI Emerging Markets Index Fund (the long asset)	$42.76	$53.45	25%, which equals the long asset return
NYSE US 5 Year Treasury Futures Index (the short asset)	163.68	204.60	25%, which equals the short asset return

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the relative return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

25% – 25% = 0% Relative Return

Step 3: Calculate the payment at maturity.

Because the long asset return is equal to the short asset return, UBS will repay the principal amount plus pay a return equal to the relative return multiplied by the participation rate. Accordingly, the payment at maturity of $10 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return × Participation Rate)

$10 + ($10 x 0% x 103%) = $10

Example 3: On the final valuation date, the long asset closes at $47.04, which is 10% above the initial asset level of $42.76, and the short asset closes at 204.60, which is 25% above the initial asset level of 163.68.

Step 1: Calculate the asset return for each underlying asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
iShares® MSCI Emerging Markets Index Fund (the long asset)	$42.76	$47.04	10%, which equals the long asset return
NYSE US 5 Year Treasury Futures Index (the short asset)	163.68	204.60	25%, which equals the short asset return

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the relative return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

10% – 25% = -15% Relative Return

Step 3: Calculate the payment at maturity.

Because the long asset return is less than the short asset return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative relative return. Accordingly, the payment at maturity of $8.50 per $10 principal amount Security would be calculated as follows:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0

= the greater of (i) $10 + ($10 x -15%) and (ii) $0

= the greater of (i) $8.50 and (ii) $0

Example 4: On the final valuation date, the long asset closes at $32.07, which is 25% below the initial asset level of $42.76, and the short asset closes at 130.94, which is 20% below the initial asset level of 163.68.

Step 1: Calculate the asset return for each underlying asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
iShares® MSCI Emerging Markets Index Fund (the long asset)	$42.76	$32.07	-25%, which equals the long asset return
NYSE US 5 Year Treasury Futures Index (the short asset)	163.68	130.94	-20%, which equals the short asset return

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the relative return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

-25% – (-20%) = -5% Relative Return

Step 3: Calculate the payment at maturity.

Because the long asset return is less than the short asset return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative relative return. Accordingly, the payment at maturity of $9.50 per $10 principal amount Security would be calculated as follows:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0

= the greater of (i) $10 + ($10 x -5%) and (ii) $0

= the greater of (i) $9.50 and (ii) $0

Example 5: On the final valuation date, the long asset closes at $40.62, which is 5% below the initial asset level of $42.76, and the short asset closes at 147.31, which is 10% below the initial asset level of 163.68.

Step 1: Calculate the asset return for each underlying asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
iShares® MSCI Emerging Markets Index Fund (the long asset)	$42.76	$40.62	-5%, which equals the long asset return
NYSE US 5 Year Treasury Futures Index (the short asset)	163.68	147.31	-10%, which equals the short asset return

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the relative return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

-5% – (-10%) = 5% Relative Return

Step 3: Calculate the payment at maturity.

Because the long asset return is greater than the short asset return, UBS will repay the principal amount plus pay a return equal to the relative return multiplied by the participation rate. Accordingly, the payment at maturity of $10.52 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return x Participation Rate)

$10 + ($10 × 5% x 103%) = $10.52

Example 6 — On the final valuation date, the long asset closes at $14.97, which is 65% below the initial asset level of $42.76, and the Short Asset closes at 245.52, which is 50% above the initial asset level of 163.68.

Step 1: Calculate the asset return for each underlying asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
iShares® MSCI Emerging Markets Index Fund (the long asset)	$42.76	$14.97	-65%, which equals the long asset return
NYSE US 5 Year Treasury Futures Index (the short asset)	163.68	245.52	50%, which equals the short asset return

The asset returns set forth in the table above reflect the performance of each asset from the initial asset level to the asset ending level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the relative return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

-65% – 50% = -115% Relative Return

Step 3: Calculate the Payment at Maturity.

Because the long asset return is less than the short asset return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative relative return. Accordingly, the payment at maturity of $0 per $10 principal amount Security would be calculated as follows:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0

= the greater of (i) $10 + ($10 x -115%) and (ii) $0

= the greater of (i) -$1.50 and (ii) $0

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-39 of the Relative Performance Securities product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying assets. If your Securities are so treated, you should generally recognize gain or loss upon the sale or maturity of your Securities. Subject to the “constructive ownership” rules, discussed below, any gain or loss recognized upon sale, exchange or settlement of the Securities should be long-term if you hold your Securities for more than one year, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities, and short-term capital gain or loss otherwise. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year.

Since the Securities are linked to an equity interest in an exchange traded fund, there is a substantial risk that the Securities would be treated as a “constructive ownership transaction” as defined in Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). A “constructive ownership transaction” includes certain contracts under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as the long asset). Under the “constructive ownership” rules, if an investment in securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Supplemental U.S. Tax Consideration” on page PS-39 of the Relative Performance Securities product supplement) in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Accordingly, all or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income. Moreover, because the U.S. holder does not share in distributions made on the long asset, such distributions should be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the long asset directly. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-40 of the product supplement.

The Internal Revenue Service might assert that you should be required to recognize taxable gain or loss with respect to the Securities upon any rebalancing or rollover of the short asset, including each time a contract traded by the short asset rolls. It is also possible that the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to all or the portion of your Securities that reflects the performance of regulated futures contracts. If Section 1256 were to supply to all or such portion of your Securities, gain or loss recognized with respect to such portion of your Securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark such portion of your Securities to market at the end of each year (i.e., recognize gain or loss as if the relevant portion of the Securities had been sold for fair market value). There may also be a risk that the Internal Revenue Service could assert that the Securities should not give rise to long-term capital gain or loss because the Securities offer exposure to a short investment strategy.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-39 of the Relative Performance Securities product supplement, unless and until such time as the Treasury Department and the Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on as annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Recent Legislation

Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Under recently enacted legislation, individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-United States Holders. Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the Securities when these regulations are finalized.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest of dividends) and “pass-thru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. This withholding tax would not be imposed on withholdable payments pursuant to obligations that are outstanding on January 1, 2014 (and are not materially modified after December 31, 2013) or to pass-thru payments pursuant to obligations that are outstanding six months after final regulations regarding such payments become effective (and such obligations are not subsequently modified in a material manner). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Relative Performance Securities product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

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Risk of loss — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities. The return on the Securities at maturity is dependent on the relative return, which is the long asset return minus the short asset return. The outright performance levels of each underlying asset are not individually relevant to the return on the Securities. You will not realize a positive return on your investment in the Securities unless the relative return is positive, whereas a negative relative return will result in the loss of some or all of your investment. A negative relative return will result any time that (i) both underlying assets appreciate but the short asset appreciates by a greater percentage than the percentage that the long asset appreciates, (ii) the long asset depreciates while the short asset remains flat or appreciates, (iii) the long asset remains flat while the short asset appreciates or (iv) both underlying assets depreciate but the long asset depreciates by a greater percentage than the percentage that the short asset depreciates. Consequently, you will lose some or all of your investment if the short asset outperforms the long asset over the term of the Securities.

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The participation rate applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate or the Securities themselves and the return you realize may be less than the relative return even if such return is positive. You can receive the full benefit of the participation rate only if you hold your Securities to maturity.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

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Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any affiliate of UBS or any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

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Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the long asset relative to the short asset and indirectly linked to the value of the stocks constituting the assets of the long asset (“long asset constituent stocks”) and the futures contracts comprising the short asset (together with the long asset constituent stocks, the “asset components”) and will depend on whether, and the extent to which, the relative return is positive or negative. The levels of the underlying assets can rise or fall sharply due to factors specific to the underlying assets or the asset components, such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You may lose some or all of your principal amount if the relative return is negative.

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The payment at maturity on your Securities is not based on the levels of the underlying assets at any time other than the final valuation date — The final asset levels and the relative return will be based solely on the closing levels of the underlying assets on the final valuation date (subject to adjustments as described in the product supplement). Therefore, if the level of one or both of the underlying assets moves precipitously on the final valuation date to negatively impact the relative return, the payment at maturity on your Securities, if any, may be significantly less than it would otherwise have been had the payment at maturity been linked to the levels of the underlying assets at a time prior to such movement. Although the level of one or both of the underlying assets on the maturity date or at other times during the life of your Securities may reflect greater outperformance of the long asset relative to the short asset than on the final valuation date, you will not benefit from the level of the underlying assets at any time other than the final valuation date.

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The Securities do not represent an investment in a basket of the underlying assets — The Securities do NOT represent an investment in a basket of the underlying assets. If the short asset return exceeds the long asset return, the relative return will be negative and you will lose some or all of your principal, regardless of the outright performance of each of the underlying assets. The benefit to you of any increase in the level of the long asset may be offset or negated entirely by increases in the level of the short asset. You will not benefit from any increase in the level of the short asset, regardless of the performance of the long asset. In addition, a decline in the level of the short asset may not benefit you unless the long asset declines by a lesser amount as the return on the Securities is dependent on the relative performance of the underlying assets.

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You will not have rights in the 5 year treasury futures — The short asset reflects the returns available by maintaining a rolling position in 5 year U.S. Treasury Notes futures contracts (the “5 year Treasury futures” and each, a “5 year Treasury futures contract”). At any given time, the short asset is comprised of a single 5 year Treasury futures contract that is either the contract closest to expiration (the “near month futures contract”), or the next 5 year Treasury futures contract scheduled to expire immediately following the near month futures contract (the “far month futures contract”). Investing in the Securities is not equivalent to investing directly in a succession of 5 year Treasury futures, and you will not have rights that investors in 5 year Treasury futures may have.

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Owning the Securities is not the same as owning the long asset constituent stocks — Owning the Securities is not the same as owning the long asset constituent stocks. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of stocks included in the long asset would have.

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No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying assets will rise or fall. There can be no assurance that the level of the long asset will outperform the level of the short asset. The final asset levels of the underlying assets will be influenced by complex and interrelated political, economic, financial and other factors that affect the asset components. You should be willing to accept the risks associated with the relevant markets tracked by the underlying assets in general and the asset components in particular, and the risk of losing some or all of your initial investment.

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There is no affiliation between UBS and the issuers of the long asset constituent stocks (the “long asset constituent stock issuers”), and UBS is not responsible for any disclosure by such issuers — We are not affiliated with the long asset constituent stock issuers. However, we and our affiliates may currently or from time to time in the future engage in business with the long asset constituent stock issuers. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the long asset or the long asset constituent stock issuers. You, as an investor in the Securities, should make your own investigation into the long asset and the long asset constituent stock issuers. The long asset constituent stock issuers are not involved in the Securities offered hereby in any way and have no obligation of any sort with respect to your Securities. The long asset constituent stock issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

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The value of the long asset may not completely track the value of the securities or other assets in which such exchange traded fund invests — The long asset is an exchange traded fund, and although the trading characteristics and valuations of such long asset will usually mirror the characteristics and valuations of the securities and other assets in which such exchange traded fund invests, its value may not completely track the value of such securities and other assets. The value of the long asset will reflect transaction costs and fees that the securities in which that exchange traded fund invests do not have. In addition, although the long asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such long asset or that there will be liquidity in the trading market.

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Fluctuation of NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities holdings. The market prices of the long asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the long asset may differ from its NAV per share; the long asset may trade at, above or below its NAV per share.

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Failure of the long asset to track the level of its underlying index — While the long asset is designed and intended to track the level of a specific index (“an underlying index”), various factors, including fees and other transaction costs, will prevent the long asset from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the long asset will not be equal to the performance of its underlying index during the term of the Securities.

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The Securities are subject to currency exchange rate risk — The iShares® MSCI Emerging Markets Index Fund (“EEM Fund”) invests in securities that are traded and quoted in foreign currencies on non-U.S. markets. Therefore, holders of the Securities will be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the EEM Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security in the portfolio of EEM Fund. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of securities in which the EEM Fund invests will be adversely affected and the value of the Securities may decrease.

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The Securities are subject to non-U.S. securities market risk — The Securities are linked to shares of the EEM Fund and therefore, are subject to risks associated with non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

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The Securities are subject to emerging markets risk — The Securities are in part linked to shares of the EEM Fund and therefore, are subject to emerging markets risk. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are susceptible, before making a decision to invest in the Securities.

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Changes that affect the underlying assets will affect the market value of your Securities and the amount you will receive at maturity of your Securities — The policies of the sponsor of the short asset (the “short asset index sponsor”) concerning the calculation of the short asset, additions, deletions or substitutions of the futures contracts comprising the short asset and the manner in which changes affecting the asset components or the futures contracts comprising the short asset (such as prolonged changes in market value, significantly decreased liquidity or if any such futures contract ceases to exist) are reflected in the short asset, could affect the levels of the short asset and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could be affected if the short asset index sponsor changes these policies (for example by changing the manner in which it calculates the short asset, or if the short asset index sponsor discontinues or suspends calculation or publication of the short asset) or following a delisting or discontinuance of the long asset, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the final asset level for an underlying asset is not available because of a market disruption event or for any other reason, and no successor asset is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the final asset level for the applicable underlying asset — and thus the amount payable at maturity — in a manner it considers appropriate.

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Historical and hypothetical back-tested performance of the short asset should not be taken as an indication of the future performance of the short asset — It is impossible to predict whether the underlying assets will rise or fall. The actual future performance of the underlying assets may bear little relation to the historical or hypothetical back-tested levels of the underlying assets. Any information regarding the performance of the short asset prior to August 11, 2010 is hypothetical and back-tested. Any back-tested asset levels are based solely on back-tested simulation and are provided for illustrative purposes only. They represent a calculation of the past performance of the short asset based on its methodology and certain data, assumptions and estimates, not all of which may be specified herein, and which may be different from the data, assumptions and estimates that someone else might use to calculate the short asset. Simulation based on different assumptions or for a different historical period may produce different results. Any hypothetical back-tested or historical asset levels should not be taken as an indication of the future performance of the underlying assets. Any upward or downward trend in the hypothetical back-tested asset levels or the historical asset levels during any period is not an indication that such asset level is more or less likely to increase or decrease in the future.

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UBS cannot control actions by the short asset index sponsor and the short asset index sponsor has no obligation to consider your interests — UBS and its affiliates are not affiliates with NYSE ARCA, the short asset index sponsor, and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the short asset. The short asset index sponsor is not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

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The underlying assets reflect price return, not total return — The return on your Securities is based on the performances of the underlying assets, which reflect the changes in the market prices of the long asset and the long asset constituent stocks and futures contracts comprising the short asset. It is not, however, linked to a “total return” asset or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the long asset constituent stocks. The return on your Securities will not include such a total return feature or dividend component.

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There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

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Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying assets; the volatility of the underlying assets; the dividends paid on the long asset and the stocks comprising the long asset; the time remaining to the maturity of the Securities; interest rates in the markets in general; geopolitical conditions and economic, financial, political and regulatory, judicial or other events; and the creditworthiness of UBS. You must hold the Securities to maturity to receive the stated payout from UBS.

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Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

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Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the long asset, the long asset constituent stocks and/or over-the-counter options, futures or other instruments with returns linked to the performance of one or both of the underlying assets may adversely affect the performance and, therefore, the market value of the Securities.

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The calculation agent can make adjustments that affect the payment to you at maturity — For certain events affecting the long asset, the calculation agent may make adjustments to the initial asset level of the long asset. However, the calculation agent will not make an adjustment in response to all events that could affect the long asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the product supplement as necessary to achieve an equitable result. Following a delisting or discontinuance of the long asset, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” and “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” in the Relative Performance Securities product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

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Potential conflict of interest — UBS and its affiliates may engage in business related to the underlying assets, the long asset constituent stocks or the futures contracts comprising the short asset, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of UBS, will determine the relative return and the payment at maturity based on the closing level of the long asset in relation to the closing level of the short asset on the final valuation date. The calculation agent can postpone the determination of the relative return or the maturity date if a market disruption event occurs and is continuing on the final valuation date.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets, commodity markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying assets to which the Securities are linked.

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Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of $0.25 per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

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Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “What Are the Tax Consequences of the Securities” beginning on page 9.

Information about the Long Asset

All disclosures contained in this final pricing supplement regarding the long asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the long asset. You should make your own investigation into the long asset.

Included on the following pages is a brief description of the long asset. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for the long asset. The information given below is for the four calendar quarters in each of 2009, 2010, 2011 and 2012. Partial data is provided for the first calendar quarter of 2013. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the long asset as an indication of future performance.

iShares ® MSCI Emerging Markets Index Fund

We have derived all information contained in this final pricing supplement regarding the iShares® MSCI Emerging Markets Index Fund (“EEM Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by BlackRock Fund Advisors (“BFA”), the investment advisor of the EEM Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the EEM Fund.

The EEM Fund is one of the separate investment portfolios that constitute the iShares Trust. The EEM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the MSCI Emerging Markets® Index. The EEM Fund will at all times invest at least 80% of its assets in the securities of the MSCI Emerging Markets® Index and American depositary receipts based on securities of the MSCI Emerging Markets® Index. The EEM Fund also may invest its other assets in securities not in the MSCI Emerging Markets® Index, futures contracts, options on futures contracts, options and swaps related to the MSCI Emerging Markets® Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

BFA uses a representative sampling strategy to manage the EEM Fund. Representative sampling is an indexing strategy that involves investing in a representative sample of the securities included in the MSCI Emerging Markets® Index that collectively has an investment profile similar to the MSCI Emerging Markets® Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield), and liquidity measures similar to those of the MSCI Emerging Markets® Index. The EEM Fund may or may not hold all of the securities that are included in the MSCI Emerging Markets® Index.

The MSCI Emerging Markets® Index was developed by Morgan Stanley Capital International Inc. (“MSCI”) and is calculated, maintained and published by MSCI. MSCI is under no obligation to continue to publish, and may discontinue or suspend the publication of the MSCI Emerging Markets® Index at any time. The MSCI Emerging Markets® Index has been developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

As of December 31, 2012, ordinary operating expenses of the EEM Fund are expected to accrue at an annual rate of 0.69% of the EEM Fund’s daily net asset value. Expenses of the EEM Fund reduce the net value of the assets held by the EEM Fund and, therefore, reduce the value of the shares of the EEM Fund.

As of December 31, 2012, the EEM Fund held stocks from the following 22 emerging markets (and the United States): Brazil, Chile, China, Colombia, the Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Luxembourg, Malaysia, Mexico, Peru, the Philippines, Poland, the Russian Federation, South Africa, South Korea, Taiwan, Thailand and Turkey. As of December 31, 2012, the EEM Fund’s three largest industry concentrations were financials, information technology and energy.

The EEM Fund is registered under the Securities Act of 1933, the Investment Company Act of 1940 and where applicable, the Securities Exchange Act of 1934. Information filed by iShares, Inc. with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed by the iShares, Inc. with the SEC can be found by reference to its SEC file number: 033-97598 and 811-09102. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. The EEM Fund’s website is http://us.ishares.com/product_info/fund/overview/EEM.htm. Shares of the EEM Fund are listed on the NYSE Arca under ticker symbol “EEM.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EEM Fund.

Historical Information

The following table sets forth the quarterly high and low closing level for the EEM Fund, based on the daily closing level as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of the EEM Fund on March 15, 2013 was $42.76. Past performance of the long asset is not indicative of the future performance of the long asset.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2009	3/31/2009	$27.09	$19.94	$24.81
4/1/2009	6/30/2009	$34.64	$25.65	$32.23
7/1/2009	9/30/2009	$39.29	$30.75	$38.91
10/1/2009	12/31/2009	$42.07	$37.56	$41.50
1/4/2010	3/31/2010	$43.22	$36.83	$42.12
4/1/2010	6/30/2010	$43.98	$36.16	$37.32
7/1/2010	9/30/2010	$44.77	$37.59	$44.77
10/1/2010	12/31/2010	$48.58	$44.77	$47.62
1/3/2011	3/31/2011	$48.69	$44.63	$48.69
4/1/2011	6/30/2011	$50.21	$45.50	$47.60
7/1/2011	9/30/2011	$48.46	$34.95	$35.07
10/3/2011	12/30/2011	$42.80	$34.36	$37.94
1/3/2012	3/30/2012	$44.76	$38.23	$42.94
4/2/2012	6/30/2012	$43.54	$36.68	$39.19
7/2/2012	9/28/2012	$42.37	$37.42	$41.32
10/1/2012	12/31/2012	$44.35	$40.14	$44.35
1/2/2013*	3/15/2013*	$45.20	$42.70	$42.76

*	As of the date of this final pricing supplement, available information for the first calendar quarter of 2013 includes data for the period from January 2, 2013 through March 15, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2013.

The graph below illustrates the performance of the EEM Fund from August 27, 2003 through March 15, 2013 based on information from Bloomberg. Past performance of the long asset is not indicative of the future performance of the long asset.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

NYSE US 5 Year Treasury Futures Index

The NYSE US 5 Year Treasury Futures Index is a one-security futures index that aims to replicate the returns of maintaining a continuous rolling long position in 5 year CBOTUS Treasury futures contracts (the “5 year Treasury futures” and each, a “5 year Treasury futures contract”). The short asset is maintained and calculated by NYSE Arca (the “short asset sponsor”) and is denominated in U.S. dollars. The level of the short asset is deemed to have been 100 on February 26, 1999, which is referred to as the “index commencement date”. The short asset sponsor began calculating the short asset on August 11, 2010. 5 year Treasury futures are legally binding agreements for the buying or selling of U.S. Treasury notes at a fixed price for physical settlement on a future date. Each 5 year Treasury futures contract has a face value of $100,000 and requires the delivery of a U.S. Treasury bond with an original maturity term of no more than five years and three months and a remaining maturity of no less than four years and two months as of the first day of the delivery month. 5 year Treasury futures are traded on the Chicago Board of Trade (“CBOT”). The closing prices of 5 year Treasury futures are calculated by CBOT and reported on Bloomberg under symbol “USTFIV”. As used herein, an “index business day” means any day that CBOT is scheduled to be open for trading.

At any given time, the short asset is comprised of a single 5 year Treasury futures contract that is either the contract closest to expiration (the “near month futures contract”) or the next 5 year Treasury futures contract scheduled to expire immediately following the near month futures contract (the “far month futures contract”). The short asset maintains its exposure to 5 year Treasury futures by closing out its position in the expiring near month futures contract and establishing a new position in the far month futures contract, a process referred to as “rolling.” The roll takes place through a rebalance that is effective for the last trading day of the month prior to that in which the near month futures contract expires each quarter. The short asset rebalance consists of the notional value of the near month futures contract being reinvested into the far month futures contract. The roll occurs at the settlement prices of both the near month futures contracts and the far month futures contracts on the second to last trading day of the month prior to that of the near month futures contract’s expiration.

The opening level of the short asset is calculated using the current last trade of the futures contract held in the short asset or in the case of futures contracts that have a non-traded status, the previous day’s settlement price. The opening level of the short asset will be the first published index level for the day. The short asset sponsor calculates and maintains intraday real-time index levels which are published to the US Consolidated Tape B under the index symbol USTFIV between the hours of 8:00 AM and 6:00 PM ET each trading day that is an index business day; however, the short asset is not calculated on days that either A) the CBOT is closed for regular session trading or B) the NYSE is closed for equity trading. On days that the CBOT is closed and the NYSE open, the exchange publishes out a static previous index close during equity trading hours. NYSE Arca calculates and publishes an official closing index value on each trading day between approximately 3:00 PM and 4:00 PM ET. The short asset is fixed at that official close (to two decimal places) for the remainder of the day. The official index close is calculated based off of the 5 year Futures Contract’s settlement price which is determined and disseminated shortly after the end of the core trading session at 3 PM ET.

Calculation of the Short Asset

The level of the short asset is deemed to have been 100 on February 26, 1999, which we refer to as the “index commencement date”.

On any given index business day, the level of the short asset is equal to:

where:

“IT” means the index level of the short asset on Day T;

“T” means the day of calculation;

“NMN” means the number of contracts of the near month futures in the short asset; and

“NMP” means, for an intraday calculation, the last trade of the 5 year Treasury futures contract and, for a closing calculation, the settlement price of the 5 year Treasury futures contract; and

“D” means the index divisor, which is fixed at 1,000,000

The short asset is rebalanced and rolled into the far month futures contract using the following formula:

where:

“FMn” means number of new far month futures contracts to be held in the short asset after the rebalancing;

“NMN” means the number of near month futures contracts held in the short asset before the rebalancing;

“NMP” means the settlement price of the near month futures contract on the trading day preceding the effective date of the rebalancing and

“FMP” means the settlement price of the far month futures contract on the trading day preceding the effective date of the rebalancing.

Exceptional Market Conditions and Corrections

NYSE Arca retains the right to delay the publication of the opening levels of the short asset. Furthermore, NYSE Arca retains the right to suspend the publication of the level of the short asset if it believes that circumstances prevent the proper calculation of the short asset. These circumstances include, but are not limited to, the CBOT being closed for US Treasury Futures trading or the relevant index-held futures contract being in a suspended or halted state. If trades or futures settlement prices are cancelled or revised, the short asset will be recalculated at the discretion of NYSE Arca.

Announcement Policy

Changes to the short asset, its component futures contract or its rules will be announced by an index announcement which will be distributed via e-mail and/or the website of NYSE Euronext. As a rule the announcement periods that are mentioned underneath will be applied. However, urgent treatments or late notices may require the NYSE Arca to deviate from the standard timing.

The inclusion of a new futures contract through a rebalance or roll will be announced at least 3 trading days before the actual inclusion or effective date. Barring exception, a period of at least three months should pass between the date a proposed change is published and the date this comes into effect. Exceptions can be made if the change is not in conflict with the interests of an affected party.

Disclaimer

UBS has entered into a license agreement with NYSE Euronext, in exchange for a fee, whereby we are permitted to use the index in connection with the sale of the Securities.

The “NYSE US 5 Year Treasury Futures Index” is a service mark of NYSE Euronext or its affiliates (“NYSE Euronext”) and will be used with the permission of NYSE Euronext. NYSE Euronext in no way sponsors, endorses, or is otherwise involved in the transactions specified and described in this document (“Transaction”). NYSE Euronext makes no representations or warranties regarding UBS or the ability of the NYSE US 5 Year Treasury Futures Index to track general market performance.”

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NYSE US 5 YEAR TREASURY FUTURES INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Hypothetical Historical and Historical Performance of the Short Asset

The level of the short asset is deemed to have been 100 on February 26, 1999, which is referred to as the “index commencement date”. The short asset sponsor began calculating the short asset on August 11, 2010. Therefore, the historical information, including such information provided in the table and graph below, for the period from February 26, 1999 until August 11, 2010, is an historical estimate by the short asset sponsor using available data as an illustration of how the short asset would have performed during the period had the short asset sponsor begun calculating the short asset on the index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the short asset. Historical information for the period from and after August 11, 2010 is based on the actual performance of the short asset.

All calculations of historical information are based on information obtained from various third party independent and public sources. UBS has not independently verified the information extracted from these sources.

The following table and graph illustrate the performance of the short asset from the index commencement date to March 15, 2013. Neither the estimated historical performance of the short asset (for the period from February 26, 1999 until August 11, 2010) nor the actual historical performance of the short asset (from the period after August 11, 2010) should be taken as an indication of future performance; no assurance can be given as to the closing level on any day during the term of the Securities, including on the final valuation date. We cannot give you assurance that the performance of the NYSE 5 Year Treasury Futures Index will be less than the performance of the EEM Fund, and therefore we cannot assure you of the return of any of your initial investment.

Date	Level of the Short Asset
February 26, 1999	100.00
December 31, 1999	96.67
December 29, 2000	102.54
December 31, 2001	106.63
December 31, 2002	118.88
December 31, 2003	121.65
December 31, 2004	124.30
December 30, 2005	122.07
December 29, 2006	120.49
December 31, 2007	126.52
December 31, 2008	141.98
December 31, 2009	141.67
December 31, 2010	150.15
December 30, 2011	161.62
December 31, 2012	164.17
March 15, 2013	163.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We have agreed to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of this pricing supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

♦

Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances.

♦

Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦

Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.